SUBLEASE

     THIS SUBLEASE is made effective as of January 1, 1998 by and between 520 COMMONWEALTH REAL ESTATE CORPORATION, a Massachusetts corporation ("Sublandlord") and SERAGEN, INC., a Delaware corporation ("Subtenant").

                              RECITALS:

     WHEREAS, by Lease dated September 24, 1992 (the "Lease") by and between Harold Nahigian, as Landlord ("Landlord"), and Subtenant, as Tenant, Subtenant leased the entire building located at 97 South Street, Hopkinton, Massachusetts, containing approximately 64,287 square feet of space (the "Premises"); and

     WHEREAS, Subtenant has assigned all of its right, title and interest as Tenant under the Lease to Sublandlord, all pursuant to an Assignment of Lease and Agreement dated as of December 31, 1997, by and among Subtenant, Sublandlord and Landlord; and

     WHEREAS, Subtenant and Sublandlord each desire that a certain portion of the Premises be sublet to Subtenant, which portion contains approximately (I) 3,253 square feet of space ("Sublet Premises") and (ii) 1,052 square feet of shared common area ("Common Area"), as more fully described in Exhibit A attached hereto and incorporated by reference herein and all upon the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1. Sublet Premises. Sublandlord does hereby sublease to Subtenant the Sublet Premises for the term and upon the conditions hereinafter provided.

2. Proportionate Share. The parties agree that Subtenant's "Proportionate Share" of the Premises is 5.88%.

3. Term. This Sublease shall commence on January 1, 1998 and shall continue until January 31, 1999. Subtenant shall have two successive options to extend the term of this Sublease each for a period of one year for the Rent specified in Sections 4 and 5 of this Sublease (i.e., if, and only if, Subtenant exercises the option to extend the term of this Sublease for an additional year, it will have an option at the end of such year to extend the term for a second year). If Subtenant desires to extend this Sublease, it shall provide written notice to Sublandlord not less than ninety (90) prior to the termination of this Sublease or the first extension thereof.
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4.   Rent.  Subtenant shall pay to Sublandlord, monthly in advance on the first day of each month, Sublandlord's Base Rent for the Sublet Premises pursuant to the Lease, and 50% of Sublandlord's Base Rent for the Common Area pursuant to the Lease.

5. Additional Rent. Subtenant shall pay to Sublandlord its Proportionate Share of any Additional Rent payable by Sublandlord pursuant to Article IV of the Lease and Section 6.6 of the Lease. Sublandlord shall notify Subtenant of any such Additional Rent payable by Sublandlord under
     Article IV of the Lease.

6. Assignment and Sub-subletting. Subtenant shall have no right to assign its interest under this Sublease or to further sublet all or any portion of the Sublet Premises, without first obtaining the written consent of Sublandlord, which consent may be withheld in Sublandlord's sole and absolute discretion.

7. Incorporation of Lease. Except as set forth in this Sublease, this Sublease shall otherwise be on the same terms and conditions as the Lease, which is hereby incorporated by reference herein; provided, however, that (i) each reference in the Lease to the "Lessor" shall be deemed to be a reference to Sublandlord hereunder, each reference in the lease to "Lessee" shall be deemed to be a reference to Subtenant hereunder, and each reference in the Lease to the "Demised Premises" shall be deemed to be a reference to the Sublet Premises hereunder;
     (ii) in any instance or case where the consent of Landlord under the Lease is required for the exercise or enjoyment of Tenant's rights under the Lease, such consent shall be deemed for purposes of this Sublease to be required by both Sublandlord under this Sublease and Landlord under the Lease, and the giving of such consent by Sublandlord under this Sublease shall be subject in all respects to the further consent of Landlord under the Lease; and (iii) the provisions of Articles XXXI and XXXIII of the Lease shall not be incorporated into this Sublease.

8. Entire Agreement. This Sublease represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements or drafts, written or oral, with respect to the subject matter hereof.

9. Notices. Any notice given by either party hereunder shall be in writing and shall be deemed given if delivered by hand, posted by certified mail, return receipt requested, or delivered by a nationally recognized overnight courier, addressed as follows:

     If to Sublandlord:  Boston University
                         881 Commonwealth Avenue
                         Boston, Massachusetts  02215
                         Attention:  Treasurer





     If to Subtenant:    Seragen, Inc.
                         97 South Street
                         Hopkinton, Massachusetts  01748
                         Attention:  President

11.  Governing Law.  This Sublease shall be governed by and constructed in accordance with the laws of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Sublease to be executed as an instrument under seal by their duly authorized officers, all as of the day and year first above written.

                              SUBLANDLORD:

                              520 COMMONWEALTH REAL ESTATE
                              CORPORATION



                         By: /s/ Kenneth G. Condon
                             ----------------------------
                             Kenneth G. Condon, President


                              SUBTENANT:


                              SERAGEN, INC.




                         By: /s/ Reed R. Prior
                            --------------------------------
                             Reed R. Prior, Chairman and CEO

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